UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 19, 2006 ev3 Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51348	32-0138874
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation)		Number)

9600 54th Avenue North, Suite 100
Plymouth, Minnesota	55442
(Address of Principal Executive Offices)	(Zip Code)

(763) 398-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

Between September 19, 2006 and September 25, 2006, ev3 Inc. (“ev3”) entered into amended change in control agreements with certain individuals with whom ev3 had previously entered into such agreements, including the following individuals who are executive officers and/or directors of ev3:  Dale A. Spencer, James M. Corbett, Patrick D. Spangler, Stacy Enxing Seng, Pascal E.R. Girin, L. Cecily Hines, Gregory Morrison and Jeffrey J. Peters.  The amended change in control agreements incorporate certain revisions to ensure that payments to individuals under the agreements will comply in form and operation with the deferred compensation rules contained in Section 409A under the Internal Revenue Code of 1986, as amended (the “Code”), and to provide for the payment of benefits upon the occurrence of a change in control of ev3, as opposed to a change in control of ev3 or a subsidiary of ev3.

Under the amended change in control agreements, a change in control is defined as (i) the sale, lease, exchange or other transfer, directly or indirectly, of all or substantially all of the assets of ev3, in one transaction or in a series of related transactions, to a third party; (ii) any third party, other than a bona fide underwriter, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities (x) representing 50% or more of the combined voting power of ev3’s outstanding securities ordinarily having the right to vote at elections of directors, or (y) resulting in such third party becoming an affiliate of ev3, including pursuant to a transaction described in clause (iii) below; (iii) the consummation of any transaction or series of transactions under which ev3 is merged or consolidated with any other company, other than a merger or consolidation which would result in the stockholders of ev3 immediately prior thereto continuing to own (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation; or (iv) the “continuity directors” cease for any reason to constitute at least a majority the Board.  For purposes of this definition, a “continuity director” means an individual who, as of the date of the change in control agreement, is a member of the board of directors of ev3, and any other individual who becomes a director subsequent to the date of the agreement whose election, or nomination for election by ev3’s stockholders, was approved by a vote of at least a majority of the directors then comprising the continuity directors, but excluding for this purpose any individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person or entity other than the board of directors of ev3.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 25, 2006	ev3 Inc.

	By:	/s/ L. Cecily Hines
	Name:	L. Cecily Hines
Title: Vice President, Secretary and Chief Legal Officer